Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Inquiries:

For Camden National Corporation:

Renée Smyth

Chief Experience and Marketing Officer

(207) 518-5607

rsmyth@CamdenNational.bank

For Northway Financial, Inc.:

Gary Laurash

Chief Financial Officer

(603) 326-7377

GLaurash@northwaybank.com

Camden National Corporation and Northway Financial, Inc. to Merge

Positions Camden National as a Premier Northern New England Bank

CAMDEN, Maine, and NORTH CONWAY, New Hampshire, September 10, 2024—Camden National Corporation (“Camden National”) (NASDAQ: CAC), the bank holding company for Camden National Bank, and Northway Financial, Inc. (“Northway”) (OTCQB: NWYF), the parent company of Northway Bank, announced today that they have entered into a definitive agreement under which Camden National will acquire Northway in an all-stock transaction valued at approximately $86.6 million.

The transaction presents a unique opportunity to combine two high-quality and culturally aligned franchises with adjacent geographies, creating a premier publicly traded northern New England bank. The combined company will have 74 branches serving attractive markets throughout a contiguous footprint in New Hampshire and Maine, with approximately $7.0 billion in assets, $5.1 billion in loans, $5.5 billion in deposits, and $2.0 billion of Assets Under Administration (AUA). The combined company will operate under the Camden National Bank name.

“Camden National and Northway share a similar culture, consistent credit and risk profiles, and deep commitment to the communities we serve,” said Simon Griffiths, president and chief executive officer of Camden National. “This union will increase our size and scale, and bolster our presence in New Hampshire, which we believe will drive profitability and shareholder value. Our customers, employees, and communities will significantly benefit from broader product offerings, higher lending limits, and an enhanced customer experience.”

“We are excited to announce this strategic combination with Camden National. The ability to have two organizations with similar missions come together positions us well in a significantly competitive market; particularly with an improved ability to allocate capital in more ways than we could on our own. Combined, we strengthen our foundations of a forward-thinking approach to community banking while best serving clients with whom we have built strong relationships over the years.” said William Woodward, president, chief executive officer and chairman of Northway Financial. “With shared histories and community commitment, this alliance doesn’t just extend our influence; it drives significant operational enhancements and strategically positions us for future growth for years to come.”

Subject to the terms of the definitive agreement, which both boards have unanimously approved, Northway shareholders will receive 0.83 shares of Camden National common stock for each outstanding share of Northway common stock. Based on Camden National’s closing stock price of $37.90 on September 9, 2024, the transaction is valued at approximately $86.6 million or $31.46 per share of Northway common stock. Following the completion of the transaction, one Northway director will join the boards of directors of both Camden National and Camden National Bank upon the completion of the transaction.

Griffiths continued, “The merger will build upon our existing presence in New Hampshire and provide the opportunity to leverage our significant technology investments and advice capabilities across an expanded customer base. Together, we will be able to unlock meaningful growth opportunities and create additional capacity for further strategic technology investments to deliver an enhanced offering for customers. I am excited to work with Northway’s impressive team to build upon both of our successful community banking franchises.”

As of June 30, 2024, Northway had approximately $1.3 billion of total assets, $0.9 billion of total loans, and $1.0 billion of deposits.

Financially Compelling Transaction

On a combined basis, the merger is expected to be approximately 19.9% accretive to Camden National’s 2025 earnings per share and 32.7% accretive to Camden National’s 2026 earnings per share. Following the completion of the merger, Camden National’s capital ratios are expected to remain significantly above “well-capitalized” thresholds, with the pro forma company well-positioned for future growth.

The merger is expected to be completed during the first quarter of 2025, subject to certain customary conditions, including the receipt of required regulatory approvals and approval by Northway shareholders.

Upon completion of the transaction, Camden National shareholders will own approximately 86% of the combined company and Northway’s shareholders will own approximately 14% of the combined company, which will continue to trade on Nasdaq under the “CAC” stock ticker symbol.

Advisors

Raymond James & Associates, Inc. is serving as the exclusive financial advisor and rendered a fairness opinion to the Board of Directors of Camden National. Sullivan & Cromwell LLP is serving as legal counsel to Camden National in the transaction. Performance Trust Capital Partners LLC is serving as the exclusive financial advisor to Northway and rendered a fairness opinion to the Board of Directors of Northway. Goodwin Procter LLP is serving as legal counsel to Northway in the transaction.

Conference Call

Camden National Corporation will host a conference call to discuss the transaction at 1:00 p.m. Eastern Time today. Parties interested in listening to the teleconference should dial into the call or connect to the webcast link 10 – 15 minutes before it begins. Dial-in and webcast information to participate is as follows:

Live Dial-In (United States): (833) 470-1428

Global Dial-In Numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=70836

Participant access code: 479927

Live Webcast URL: https://events.q4inc.com/attendee/862569267

A link to the live webcast will be available on Camden National Corporation’s website at CamdenNationalCorporation.com prior to the meeting. The conference call’s transcript and replay will also be available on Camden National’s website following the conference call.

About Camden National Corporation

Camden National Corporation (NASDAQ: CAC) is Northern New England’s largest publicly traded bank holding company, with $5.7 billion in assets. Founded in 1875, Camden National Bank has 57 branches in Maine and New Hampshire, is a full-service community bank offering the latest digital banking, complemented by award-winning, personalized service. Additional information is available at CamdenNational.bank. Member FDIC. Equal Housing Lender.

Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management.

About Northway Financial, Inc.

Northway Financial, Inc., headquartered in North Conway, New Hampshire, is a bank holding company and parent company of Northway Bank. Through Northway Bank, Northway offers a broad range of financial products and services to individuals, businesses, and the public sector from its 17 branches and its loan production offices located in North Conway, Laconia, Bedford, Concord, and Portsmouth, New Hampshire. Additional information is available at Northwaybank.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about Camden National’s beliefs, plans, strategies, predictions, forecasts, objectives, intentions, assumptions or expectations are not historical facts and may be forward-looking. These include, but are not limited to, statements regarding the proposed transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; Camden National’s estimates of future costs and benefits of the actions it may take; Camden National’s assessments of probable losses on loans; Camden National’s assessments of interest rate and other market risks; Camden National’s ability to achieve its financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward-looking statements are often, but not always, identified by such words as “believe,” “expect,” “anticipate,” “can,” “could,” “may,” “predict,” “potential,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which may change over time.

Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Camden National and Northway. Such statements are based upon the current beliefs and expectations of the management of Camden National and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the reaction to the transaction of the companies’ customers, employees and counterparties; customer disintermediation; inflation; expected synergies, cost savings and other financial benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction might not be obtained; credit and interest rate risks associated with Camden National’s and Northway’s respective businesses, customers, borrowings, repayment, investment, and deposit practices; general economic conditions, either nationally or in the market areas in which Camden National and Northway operate or anticipate doing business, are less favorable than expected; new regulatory or legal requirements or obligations; and other risks. Certain risks and important factors that could affect Camden National’s future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the Securities and Exchange Commission (“SEC”), including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. These risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could affect Camden National’s business and financial performance. Any forward-looking statement speaks only as of the date on which it is made, and Camden National undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Camden National and Northway. Camden National intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Northway and a prospectus of Camden National, and Camden National will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to Northway stockholders seeking the required stockholder approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF NORTHWAY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The documents filed by Camden National with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Camden National may be obtained free of charge under the “Investor Relations” section of Camden National’s website at http://www.camdennational.bank. Alternatively, these documents, when available, can be obtained free of charge from Camden National upon written request to Camden National Corporation, Attn: Corporate Secretary, 2 Elm Street, Camden, Maine 04843.

Participants in Solicitation

Camden National, Northway, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Camden National’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 5, 2024, and certain other documents filed by Camden National with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.